Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS SECOND QUARTER 2014

OPERATING EPS OF $0.43

•	Operating income per share up 10%, despite property and casualty catastrophe losses
•	Strong annuity sales, led by new fixed indexed annuity product
•	Book value per share excluding the fair value adjustment for investments of $24.51, up 8% compared to a year ago

SPRINGFIELD, Ill., July 23, 2014 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and six months ended June 30, 2014:

Horace Mann Financial Highlights
	Three months ended June 30,				Six months ended June 30,
($ in millions, except per share amounts)	2014	2013	Change		2014	2013	Change
Total revenues	$264.8	$265.6	-0.3%		$526.0	$520.2	1.1%
Net income	20.4	26.0	-21.5%		48.8	53.0	-7.9%
Net income per diluted share	0.48	0.63	-23.8%		1.16	1.29	-10.1%
Operating income*	18.2	16.0	13.8%		45.5	38.6	17.9%
Operating income per diluted share*	0.43	0.39	10.3%		1.08	0.94	14.9%
Book value per share					31.40	27.72	13.3%
Book value per share excluding the fair value adjustment for investments*					24.51	22.79	7.5%
Property and Casualty segment net income	4.9	4.1	19.5%		18.9	14.3	32.2%
Property and Casualty combined ratio	102.7%	103.3%	-0.6	pts	98.2%	100.3%	-2.1	pts
Property and Casualty underlying combined ratio*	88.5%	89.0%	-0.5	pts	90.3%	92.3%	-2.0	pts
Annuity segment net income	$ 11.5	$ 9.2	25.0%		$ 23.8	$ 20.3	17.2%
Life segment net income	5.0	5.6	-10.7%		8.9	9.9	-10.1%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Horace Mann’s second quarter operating income was $0.43 per diluted share, led by strong annuity results, as well as solid earnings in our life and property and casualty segments,” said Horace Mann’s President and CEO Marita Zuraitis. “In our annuity segment, assets under management increased 11% over the 12 months, and the interest spread was better than expected. For the life segment, net income decreased primarily due to a more normal level of mortality losses. The property and casualty combined ratio of 102.7% reflected the impact of 16.3 points of catastrophe losses driven by May and June hail storms. Annuity sales were strong, up 34%, led by a successful full quarter of fixed indexed annuity sales. Life sales increased significantly, reflecting growth in both single premium and recurring premium products, and property and casualty sales increased 2%.”

Property and Casualty Segment

The property and casualty segment recorded net income of $4.9 million for the current quarter compared to $4.1 million for the same period in 2013. The total property and casualty combined ratio of 102.7% was 0.6 percentage point lower than the second quarter of 2013. The underlying property and casualty combined ratio of 88.5% improved 0.5 percentage point compared to the prior year quarter. The improvement primarily reflected a decrease in the expense ratio, accompanied by improvement in the underlying auto loss ratio offset by an increase in the property underlying loss ratio.

Pretax catastrophe losses in the current quarter of $23.5 million, or 16.3 points, increased $1.0 million, or 0.2 points, compared to a year ago. Favorable prior years' reserve development of $3.0 million, or 2.1 points, was recorded in the second quarter, compared to $2.6 million, or 1.8 points, of favorable development recorded in the prior year.

For the six months, property and casualty net income of $18.9 million increased $4.6 million compared to the same period in 2013. The year-to-date combined ratio and underlying combined ratio of 98.2% and 90.3%, respectively, improved 2.1 percentage points and 2.0 percentage points compared to the first half of 2013, primarily reflecting improvement in the underlying auto loss ratio. The current expense ratio was consistent with last year’s six month result.

Total property and casualty written premiums of $148.2 million and $285.4 million each increased 3% compared to the three and six months ended June 30, 2013. The growth was driven by increases in average premium per policy for both auto and property accompanied by reductions in catastrophe reinsurance costs.

Horace Mann’s auto sales increased 4% and 1% compared to the three and six months ended June 30, 2013, respectively. Declines in property new business of 9% for the quarter and 11% for the six months were largely due to continued risk mitigation initiatives. On a combined basis, property and casualty sales increased 2% compared to the second quarter of 2013 and decreased 1% compared to the first half of 2013. Policy retention continues to be strong with the auto and property policy retention rates for the current period at 85% and 89%, respectively.

Annuity Segment

Annuity segment net income of $11.5 million and $23.8 million for the three and six months ended June 30, 2014 increased $2.3 million and $3.5 million, respectively, compared to the same periods in 2013. For the first half of 2014, the annualized net interest spread of 205 basis points on fixed annuity assets reflected continued solid investment portfolio performance and elevated security prepayment activity from the first quarter of 2014. The favorable net interest spread, accompanied by the increase in fixed annuity assets under management, resulted in the net interest margin increasing 11% compared to the first half of 2013. The deferred policy acquisition costs unlocking in the current quarter had a $0.4 million pretax positive impact on annuity segment net income compared to a $1.0 million pretax negative impact in the prior year second quarter; for the six months, the positive impacts were minimal in both years. Total annuity assets under management of $5.5 billion increased 11% compared to June 30, 2013, and total cash value persistency remained strong at approximately 95%.

For the three and six months ended June 30, 2014, annuity deposits of $118.0 million and $218.3 million increased 20% and 16%, respectively, compared to the prior year periods, primarily due to an increase in the amount of single premium and rollover deposits received in the current periods. For both periods, recurring deposit receipts also exceeded the prior year amounts.

Annuity sales by the company’s agency force increased 41% and 32% compared to the three and six months ended June 30, 2013, respectively, while annuity sales from the independent agent distribution channel decreased 10% and 2% compared to the same periods. As a result, Horace Mann’s total annuity sales for the current quarter and six months increased 34% and 27%, respectively, led by sales of the company’s new fixed indexed annuity product.

Life Segment

Life segment net income of $5.0 million for the second quarter and $8.9 million for the first half of the year decreased $0.6 million and $1.0 million compared to the respective periods in 2013. In the current year, mortality losses were a more normal level, partially offset by an increase in investment income.

In 2014, life segment insurance premiums and contract deposits of $26.2 million for the current quarter and $49.0 million for the six months increased 4% and 2% compared to the respective periods a year earlier. Life persistency of 96% was comparable to 12 months earlier. For the first six months, Horace Mann life sales of $5.0 million increased 43% compared to the prior year due to growth in the second quarter.

Investment Results

Total net investment income increased 5% and 6% compared to the three and six months ended June 30, 2013, respectively, reflecting higher asset balances in the annuity segment, as well as continued strong performance in the fixed maturity and alternative investment portfolios. Pretax net realized investment gains were $3.5 million and $5.2 million in the current quarter and six months, respectively.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $501.2 million at June 30, 2014 increased 33% compared to the $376.2 million net unrealized gain at March 31, 2014, primarily due to the decline in interest rates during the current quarter. Net unrealized gains were $232.5 million at December 31, 2013 and $344.5 million at June 30, 2013.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s second quarter financial results with investors and analysts on July 24, 2014 at 9:30 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay.

Horace Mann — the largest national multiline insurance company focusing on educators' financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended March 31, 2014 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change
EARNINGS SUMMARY

Net income	$20.4	$26.0	-21.5%	$48.8	$53.0	-7.9%
Net realized investment gains, after tax	2.2	10.0	-78.0%	3.3	14.4	-77.1%
Operating income (A)	18.2	16.0	13.8%	45.5	38.6	17.9%

Per diluted share:
Net income	$0.48	$0.63	-23.8%	$1.16	$1.29	-10.1%
Net realized investment gains, after tax	$0.05	$0.24	-79.2%	$0.08	$0.35	-77.1%
Operating income (A)	$0.43	$0.39	10.3%	$1.08	$0.94	14.9%

Weighted average number of shares
and equivalent shares (in millions) - Diluted	42.3	41.4	2.2%	42.2	41.2	2.4%

RETURN ON EQUITY

Net income return on equity (B)				9.2%	9.8%	N.M.
Operating income return on equity excluding the fair value
adjustment for investments (A) (C)				10.8%	10.7%	N.M.

FINANCIAL POSITION

Per share (D):
Book value				$31.40	$27.72	13.3%
Effect of the fair value adjustment for investments (E)				$6.89	$4.93	39.8%
Book value excluding the fair value adjustment for investments (A)				$24.51	$22.79	7.5%

Dividends paid	$0.23	$0.195	17.9%	$0.46	$0.39	17.9%

Ending number of shares outstanding (in millions) (D)				40.9	39.9	2.5%

Total assets				$9,446.2	$8,355.8	13.0%
Short-term debt				38.0	38.0	-
Long-term debt				199.9	199.8	0.1%
Total shareholders' equity				1,283.1	1,106.3	16.0%

ADDITIONAL INFORMATION

Exclusive agencies (F)				620	615	0.8%
Employee agents (G)				87	121	-28.1%
Total				707	736	-3.9%

N.M. - Not meaningful.

(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 40,859,718 at June 30, 2014 and 39,911,504 at June 30, 2013.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company ("Exclusive Agents"). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$179.1	$171.5	4.4%	$354.5	$340.7	4.1%
Net investment income	81.4	77.4	5.2%	164.4	154.8	6.2%
Net realized investment gains	3.5	15.4	-77.3%	5.2	22.3	-76.7%
Other income	0.8	1.3	-38.5%	1.9	2.4	-20.8%

Total revenues	264.8	265.6	-0.3%	526.0	520.2	1.1%

Benefits, claims and settlement expenses	127.2	120.8	5.3%	239.2	233.5	2.4%
Interest credited	43.7	42.1	3.8%	86.8	83.5	4.0%
Policy acquisition expenses amortized	22.5	23.0	-2.2%	45.5	43.1	5.6%
Operating expenses	39.3	39.0	0.8%	79.2	77.8	1.8%
Interest expense	3.6	3.5	2.9%	7.1	7.1	-

Total benefits, losses and expenses	236.3	228.4	3.5%	457.8	445.0	2.9%

Income before income taxes	28.5	37.2	-23.4%	68.2	75.2	-9.3%
Income tax expense	8.1	11.2	-27.7%	19.4	22.2	-12.6%

Net income	$20.4	$26.0	-21.5%	$48.8	$53.0	-7.9%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty	$148.2	$144.2	2.8%	$285.4	$276.1	3.4%

Annuity deposits	118.0	98.4	19.9%	218.3	188.6	15.7%

Life	26.2	25.1	4.4%	49.0	48.1	1.9%

Total	$292.4	$267.7	9.2%	$552.7	$512.8	7.8%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$4.9	$4.1	19.5%	$18.9	$14.3	32.2%

Annuity	11.5	9.2	25.0%	23.8	20.3	17.2%

Life	5.0	5.6	-10.7%	8.9	9.9	-10.1%

Corporate and other (A)	(1.0)	7.1	N.M.	(2.8)	8.5	N.M.

Net income	$20.4	$26.0	-21.5%	$48.8	$53.0	-7.9%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change
PROPERTY & CASUALTY

Premiums written	$148.2	$144.2	2.8%	$285.4	$276.1	3.4%
Premiums earned	144.6	139.5	3.7%	288.5	277.4	4.0%
Net investment income	9.4	9.1	3.3%	18.7	18.1	3.3%
Other income	-	-	-	0.2	-	N.M.
Losses and loss adjustment expenses (LAE)	109.9	106.1	3.6%	204.9	202.5	1.2%
Operating expenses (includes policy
acquisition expenses amortized)	38.5	38.0	1.3%	78.3	75.7	3.4%
Income before tax	5.6	4.5	24.4%	24.2	17.3	39.9%
Net income	4.9	4.1	19.5%	18.9	14.3	32.2%

Net investment income, after tax	7.9	7.7	2.6%	15.7	15.3	2.6%

Catastrophe costs (A)
After tax	15.3	14.6	4.8%	19.4	18.3	6.0%
Before tax	23.5	22.5	4.4%	29.8	28.2	5.7%

Prior years' reserves favorable (adverse)
development, before tax
Automobile	3.0	2.6	15.4%	7.0	5.9	18.6%
Property	-	-	-	-	-	-

Total	3.0	2.6	15.4%	7.0	5.9	18.6%

Operating statistics:
Loss and loss adjustment expense ratio	76.0%	76.1%	N.M.	71.0%	73.0%	N.M.
Expense ratio	26.7%	27.2%	N.M.	27.2%	27.3%	N.M.
Combined ratio	102.7%	103.3%	N.M.	98.2%	100.3%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	16.3%	16.1%	N.M.	10.3%	10.2%	N.M.
Prior years' reserve development	-2.1%	-1.8%	N.M.	-2.4%	-2.2%	N.M.

Combined ratio excluding the effects of catastrophe
costs and prior years' reserve development
("underlying combined ratio") (B)	88.5%	89.0%	N.M.	90.3%	92.3%	N.M.

Policies in force (voluntary) (in thousands)				712	724	-1.7%
Automobile				480	487	-1.4%
Property				232	237	-2.1%

Policy renewal rate (voluntary) - 12 months
Automobile				84.5%	85.1%	N.M.
Property				88.8%	89.5%	N.M.

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.

For the periods presented, there were no reinsurance reinstatement premiums.

(B)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP").

See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change
ANNUITY

Contract deposits	$118.0	$98.4	19.9%	$218.3	$188.6	15.7%
Variable	35.2	35.3	-0.3%	67.7	65.6	3.2%
Fixed	82.8	63.1	31.2%	150.6	123.0	22.4%
Contract charges earned	6.5	5.7	14.0%	12.4	10.8	14.8%
Net investment income	54.4	51.4	5.8%	110.2	102.7	7.3%
Interest credited	32.8	31.4	4.5%	65.1	62.1	4.8%
Net interest margin (without realized investment gains/losses)	21.6	20.0	8.0%	45.1	40.6	11.1%
Other income	0.5	1.0	-50.0%	1.1	1.7	-35.3%
Mortality loss and other reserve changes	(0.4)	(0.7)	-42.9%	(0.8)	(1.0)	-20.0%
Operating expenses (includes policy
acquisition expenses amortized)	11.4	12.4	-8.1%	23.2	22.0	5.5%
Income before tax	16.8	13.6	23.5%	34.6	30.1	15.0%
Net income	11.5	9.2	25.0%	23.8	20.3	17.2%

Pretax income increase (decrease) due to
evaluation of:
Deferred policy acquisition costs	$0.4	$(1.0)	N.M.	$0.3	$0.6	-50.0%
Guaranteed minimum death benefit reserve	-	-	-	-	0.1	-100.0%

Annuity contracts in force (in thousands)				197	191	3.1%
Accumulated account value on deposit / Assets under management				$5,544.7	$4,997.2	11.0%
Variable				1,814.1	1,525.5	18.9%
Fixed				3,730.6	3,471.7	7.5%
Annuity accumulated value retention - 12 months
Variable accumulations				94.1%	94.1%	N.M.
Fixed accumulations				94.9%	95.4%	N.M.

LIFE

Premiums and contract deposits	$26.2	$25.1	4.4%	$49.0	$48.1	1.9%
Premiums and contract charges earned	28.0	26.3	6.5%	53.6	52.5	2.1%
Net investment income	17.9	17.2	4.1%	36.0	34.5	4.3%
Other income	0.3	0.3	-	0.6	0.7	-14.3%
Death benefits/mortality cost/change in reserves	16.9	14.0	20.7%	33.5	30.0	11.7%
Interest credited	10.9	10.7	1.9%	21.7	21.4	1.4%
Operating expenses (includes policy
acquisition expenses amortized)	10.7	10.5	1.9%	21.3	20.9	1.9%
Income before tax	7.7	8.6	-10.5%	13.7	15.4	-11.0%
Net income	5.0	5.6	-10.7%	8.9	9.9	-10.1%

Pretax income increase (decrease) due to
evaluation of:
Deferred policy acquisition costs	$0.1	$(0.1)	N.M.	$0.1	$(0.1)	N.M.

Life policies in force (in thousands)				200	200	-
Life insurance in force				$15,414	$14,837	3.9%
Lapse ratio - 12 months
(Ordinary life insurance)				4.1%	4.4%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$3.5	$15.4	-77.3%	$5.2	$22.3	-76.7%
Interest expense	(3.6)	(3.5)	2.9%	(7.1)	(7.1)	-
Other operating expenses, net investment income
and other income	(1.5)	(1.4)	7.1%	(2.4)	(2.8)	-14.3%
Income (loss) before tax	(1.6)	10.5	N.M.	(4.3)	12.4	N.M.
Net income (loss)	(1.0)	7.1	N.M.	(2.8)	8.5	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized
cost 2014, $5,412.4; 2013, $4,815.9)				$5,858.0	$5,136.6	14.0%
Equity securities, at fair value
(cost 2014, $40.5; 2013, $30.4)				40.3	29.4	37.1%
Short-term investments				7.8	49.1	-84.1%
Policy loans				142.2	136.7	4.0%
Other investments				62.0	54.9	12.9%
Total Annuity and Life investments				6,110.3	5,406.7	13.0%

Property & Casualty
Fixed maturities, at fair value (amortized
cost 2014, $775.0; 2013, $775.2)				818.3	794.0	3.1%
Equity securities, at fair value
(cost 2014, $56.7; 2013, $47.6)				69.2	53.6	29.1%
Short-term investments				21.3	7.4	187.8%
Other investments				31.2	10.0	212.0%
Total Property & Casualty investments				940.0	865.0	8.7%

Corporate investments				39.4	25.6	53.9%

Total investments				7,089.7	6,297.3	12.6%

Net investment income
Before tax	$81.4	$77.4	5.2%	$164.4	$154.8	6.2%
After tax	54.7	52.1	5.0%	110.4	104.2	6.0%

Net realized investment gains
Before tax	$3.5	$15.4	-77.3%	$5.2	$22.3	-76.7%
After tax	2.2	10.0	-78.0%	3.3	14.4	-77.1%
Per share, diluted	$0.05	$0.24	-79.2%	$0.08	$0.35	-77.1%

N.M. - Not meaningful.

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